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                                                                     EXHIBIT 3.1


                 SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            SPIEKER PROPERTIES, L.P.


     This Second Amendment ("Second Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P., a California limited partnership, dated as of October 13, 1997 (the "Partnership Agreement"), as amended by the First Amendment, dated as of October 13, 1997, is executed and made effective for all purposes as of this 20th day of April, 1998 (the "Effective Date"), by and between Spieker Properties, Inc., a Maryland corporation, the General Partner of the Partnership, and Belair Capital Fund LLC (the "Initial Series D Limited Partner").

     WHEREAS, Section 4.3 of the Partnership Agreement provides that the General Partner may, without the consent of any Limited Partner, from time to time, cause the Partnership to issue Additional Units to a Person in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the Limited Partners' Partnership Interests, and, if necessary, admit such Person as an Additional Limited Partner, in exchange for the Capital Contribution by such Person of cash and/or property;

     WHEREAS, pursuant to the terms of that certain Contribution Agreement dated as of April 20, 1998 among the Partnership, the General Partner of the Partnership and the Initial Series D Limited Partner (as amended from time to time, the "Belair Contribution Agreement"), the Initial Series D Limited Partner is concurrently herewith making a Capital Contribution to the Partnership of $75,000,000 in cash (the "Series D Capital Contribution");

     WHEREAS, the General Partner and the Initial Series D Limited Partner desire to enter into this Second Amendment to set forth the terms and conditions on which the Initial Series D Limited Partner shall make the Series D Capital Contribution and to amend certain other provisions of the Partnership Agreement as set forth herein;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:



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     1.   Definitions.

          (a) Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.

          (b) Section 1.1 of the Partnership Agreement is hereby amended to add the following defined terms and phrases:

     "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     "Charter" shall have the meaning set forth in Section 6.2(g) hereof.

     "Excess Stock Purchase Distribution" shall have the meaning set forth in
Section 6.2(h) hereof.

     "Initial Series D Limited Partner" shall have the meaning provided in the introductory paragraph of this Second Amendment.

     "PTP" shall mean a "publicly traded partnership" within the meaning of Code
Section 7704.

     "Series D Distribution Payment Date" shall mean the last day of March, June, September and December of each year.

     "Series D Excess Units" shall have the meaning set forth in Section 11.4 hereof.

     "Series D Exchange Price" shall have the meaning set forth in Section 11.4 hereof.

     "Series D Exercise Notice" shall mean a notice in the form attached hereto as Schedule 1.

     "Series D Junior Units" shall have the meaning set forth in Section 6.2(g) hereof.

     "Series D Limited Partner" shall mean the Initial Series D Limited Partner and any Substituted Limited Partner that owns a Series D Preferred Unit.


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     "Series D Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Series D Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up of the Partnership, or both, as the context may require, including the Series A Preferred Interest, the Series B Preferred Interest, the Series C Preferred Interest, the Series D Preferred Interest and the WCB Partnership Units.

     "Series D Preferred Interest" shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series D Preferred Stock, as and when issued, which Series D Preferred Interest shall replace the exchanged Series D Preferred Units exchanged for Series D Preferred Stock and include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

     "Series D Preferred Return" shall mean with respect to a Series D Preferred Unit an amount equal to 7.6875% per annum, determined on the basis of a 360 day year of twelve 30 day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed for any quarterly distribution period pursuant to Section 6.2 of the Partnership Agreement, of the Series D Preferred Unit Issue Price for the outstanding Series D Preferred Units, commencing on the date of issuance of such Series D Preferred Units.

     "Series D Preferred Stock" shall have the meaning set forth in Section 11.4 hereof.

     "Series D Preferred Unit Issue Price" shall mean $50.00.

     "Series D Preferred Units" shall mean the Additional Units to be received by the Series D Limited Partner in exchange for the Series D Capital Contribution, which Series D Preferred Units shall include the right to receive certain preferential distributions and additional rights as set forth in this Second Amendment.

     "Series D Redemption Price" shall have the meaning set forth in Section 4.14(a) hereof.

     "Series D Rights" shall have the meaning set forth in Section 11.4 hereof.

     2. The definition of "Percentage Interest" shall be modified to mean, with respect to any Partner, "the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing the number of Partnership Units (other than


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Series D Preferred Units) owned by such Partner by the total number of
Partnership Units (other than Series D Preferred Units) then outstanding."

     3. The definition of "Standard Partnership Units" shall be modified to mean "all Partnership Units other than WCB Partnership Units and Series D Partnership Units."

     4. Pursuant to Section 4.7 of the Partnership Agreement, the Initial Series D Limited Partner is hereby admitted to the Partnership as a Limited Partner, and the name of the Initial Series D Limited Partner is hereby recorded in the books and records of the Partnership, effective as of the date first written above. By executing this Second Amendment, the General Partner hereby consents to the admission of the Initial Series D Limited Partner as a Limited Partner in the Partnership.

     5. The Partnership hereby issues to the Initial Series D Limited Partner 1,500,000 Series D Preferred Units.

     6. The Initial Series D Limited Partner hereby agrees to be subject and bound at all times to all of the terms and conditions of the Partnership Agreement, as now in effect, as amended hereby or as hereafter amended. Without limitation of the foregoing, the Initial Series D Limited Partner acknowledges and agrees that it is bound by Article XII of the Partnership Agreement which provides for the arbitration of disputes arising under the Partnership Agreement and is deemed to have made all of the representations, warranties, acknowledgments, waivers and agreements set forth in Sections 13.12, 13.13 and
13.14 of the Partnership Agreement; provided, however, that nothing set forth in
Section 13.12 of the Partnership Agreement and this Section 6 shall limit any of the representations, warranties and agreements made by the General Partner and the Partnership in the Belair Contribution Agreement and the General Partner and the Partnership acknowledge and agree to such reliance upon such representations, warranties and agreements. Each of the Company and the Initial Series D Limited Partner represent to the other that it is not aware of any facts or circumstances that would cause the restrictions on transfer set forth in Section 9.3 of the Partnership Agreement not to be satisfied.

     7. Section 4.3(c) of the Partnership Agreement is hereby modified by adding the phrase "or Preferred Stock" after the phrase "of Common Stock" the first time it appears in the second line and the only time it appears in the fourth and fifth lines.

     8. Section 4.4 of the Partnership Agreement is hereby modified by adding the phrase "or Preferred Stock" after the phrase "Common Stock" each of the three times it appears.


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     9.   Section 4.10 of the Partnership Agreement is hereby modified by adding to the end of the first sentence the phrase "and the Series A Percentage
Interest had been cancelled in proportion to the shares of Series A Preferred Stock so converted."

     10. A new Section 4.14 is hereby added to the Partnership Agreement as follows:

          4.14 Redemption of Series D Preferred Units. (a) Right of Optional Redemption. The Series D Preferred Units may not be redeemed prior to April 20, 2003. On or after such date, the Partnership shall have the right to redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series D Preferred Units (the "Series D Redemption Price"); provided, however, that no redemption pursuant to this
     Section 4.14 will be permitted if the Series D Redemption Price does not equal or exceed the original Capital Contribution of such holders plus the cumulative Series D Preferred Return, whether or not declared, to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series D Preferred Units are to be redeemed, the Series D Preferred Units to be redeemed shall be selected pro rata (based on the percentage of the aggregate number of Series D Preferred Units that the total number of Series D Preferred Units held by a holder represents) (as nearly as practicable without creating fractional units).

               (b) Limitation on Redemption. (i) The Series D Redemption Price of the Series D Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds (without giving effect to any temporary use of such proceeds) of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional Capital Contribution, or out of the sale of Limited Partnership Interests and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), depositary shares, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities), warrants or options to purchase any of the foregoing.

               (ii) The Partnership may not redeem fewer than all of the outstanding Series D Preferred Units unless all accumulated and unpaid distributions have been


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     paid on all Series D Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

               (c) Procedures for Redemption. (i) Notice of redemption will be given by mail and telecopier (if possible) in accordance with Section 13.1 of the Partnership Agreement, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Units at their respective addresses as they appear in the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to the holder to whom such notice was not given. In addition to any information required by law, each such notice shall state: (i) the redemption date, (ii) the Series D Redemption Price, (iii) the aggregate number of Series D Preferred Units to be redeemed and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series D Preferred Units that the total number of Series D Preferred Units held by such holder represents) of the aggregate number of Series D Preferred Units to be redeemed, (iv) the place or places where such Series D Preferred Units are to be surrendered for payment of the Series D Redemption Price,
     (v) that distributions on the Series D Preferred Units to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the Series D Redemption Price will be made upon presentation and surrender of such Series D Preferred Units and a duly executed certificate in the form attached hereto as Exhibit J-1.

               (ii) The redemption price shall be payable to the holders of the Series D Preferred Units upon presentation and surrender of the Series D Preferred Units by such holders and delivery of a duly executed certificate in the form attached hereto as Exhibit J-1 at the place designated in the notice of redemption. If the Series D Preferred Units are evidenced by a certificate and if fewer than all Series D Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Units, evidencing the unredeemed Series D Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Units is not a Business Day, then payment of the Series D Redemption Price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding


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     Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series D Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series D Redemption Price.

     11. Section 6.2(a)(i) of the Partnership Agreement is hereby deleted in its entirety, and the following is hereby substituted in the place thereof:

               (i) First, pro rata (in the proportion that amounts due and unpaid pursuant to each of clause (x), clause (y) and clause (z) bear to the total amounts due and unpaid pursuant to clause (x), clause (y) and clause (z) in the aggregate) (x) to the General Partner, on account of the Series A Preferred Interest, the Series B Cumulative Redeemable Preferred Interest, the Series C Cumulative Redeemable Preferred Interest and the Series D Preferred Interest on a pro rata basis, until the total amount of distributions made to the General Partner pursuant to this subparagraph (i) equals the total amount of accrued but unpaid dividends (if any) on the Series A Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock and the Series D Preferred Stock as of the date of such distribution, (y) to the WCB Limited Partners, on account of the WCB Partnership Units, an amount equal to the sum of [1] the WCB Preferred Return as to such period plus [2] the accrued but unpaid WCB Preferred Return in respect of any prior period and (z) to the Series D Limited Partners, on account of the Series D Preferred Units held by such Series D Limited Partners, an amount equal to the sum of [1] the Series D Preferred Return as to such period plus [2] the accrued but unpaid Series D Preferred Return in respect of any prior period;

     12. New Sections 6.2(f), (g) and (h) are hereby added to the Partnership Agreement as follows:

          (f) Distributions on the Series D Preferred Units will accumulate whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Distributions on the Series D Preferred Units are payable on the Series D Distribution Payment


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     Date. If any date on which distributions are to be made on the Series D
     Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Units on account of arrears for any past distribution periods may be declared and paid at any time. Accumulated and unpaid distributions on the Series D Preferred Units will not bear interest.

          (g) So long as any Series D Preferred Units are outstanding, notwithstanding anything to the contrary set forth in clauses (c), (d) and
     (e) above, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions to the Series D Preferred Units (collectively, "Series D Junior Units"), nor shall cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Series D Parity Preferred Units or any Series D Junior Units, unless, in each case, all distributions accumulated for prior quarterly distribution periods on all Series D Preferred Units and all classes and series of outstanding Series D Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Series D Junior Units,
     (ii) the conversion of Series D Junior Units or Series D Parity Preferred Units into Partnership Interests of the Partnership ranking junior to the Series D Preferred Units as to distributions, (iii) the exchange of Series D Junior Units or Series D Parity Preferred Units of the Partnership into capital stock of the General Partner and the corresponding issuance of Series D Junior Units or Series D Parity Preferred Units, as applicable, to the General Partner or (iv) the redemption of Partnership Interests corresponding to any Series D Preferred Stock, Parity Stock (as defined in the Articles Supplementary with respect to the Series D Preferred Stock) or Junior Stock (as defined in the Articles Supplementary with respect to the Series D Preferred Stock) to be purchased by the General Partner pursuant to Article NINTH of the Articles of Incorporation of the General Partner (the "Charter"), provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article NINTH of the Charter.

          (h) Notwithstanding the foregoing, the General Partner may, in its sole discretion, make one or more special distributions to itself, alone, for the sole purpose of, and in an amount no greater than such amount as will be used by the General Partner for, the purchase of all or any portion of any capital stock


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     pursuant to Article NINTH of the Charter (any such distribution shall be referred to as an "Excess Stock Purchase Distribution"). There shall be no adjustment of the then current Percentage Interests of the Partners on account of any Excess Stock Purchase Distribution.

     13. A new Section 11.4 is hereby added to the Partnership Agreement as follows:

          11.4 Series D Rights. (a) Right to Exchange. (i) Series D Preferred Units will be exchangeable in whole or in part at anytime on or after April 20, 2008, at the option of the holders thereof, for authorized but previously unissued shares of Series D Cumulative Redeemable Preferred Stock of the General Partner (the "Series D Preferred Stock") at an exchange rate of one share of Series D Preferred Stock for one Series D Preferred Unit, subject to adjustment as described below (the "Series D Exchange Price"), provided that the Series D Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series D Preferred Units for Series D Preferred Stock if (y) at any time full distributions shall not have been timely made on any Series D Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series D Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series D Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not made or (z) upon receipt by a holder or holders of Series D Preferred Units of (A) notice from the General Partner that the General Partner or a subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (B) an opinion rendered by a nationally recognized counsel familiar with such matters addressed to a holder or holders of Series D Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series D Preferred Units may be exchanged for Series D Preferred Stock, in whole or in part, at the option any holder prior to April 20, 2008 and after April 20, 2001 if such holders of a Series D Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series D Preferred Units or (ii) an opinion of counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series D


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     Preferred Units at such earlier time would not cause the Series D Preferred
     Units to be considered "stock and securities" within the meaning of section 351(e) of Code for purposes of determining whether the holder of such Series D Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series D Preferred Units may be exchanged in whole or in part for Series D Preferred Stock, if both (1) the holder concludes based on results or projected results that there exists (in the reasonable judgment of the holder) an imminent and substantial risk that such holder's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the partnership for a taxable year, and (2) the holder thereof delivers to the Company an opinion of a nationally recognized counsel, to the effect that there is a substantial risk that such holder's interest in the Partnership will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)); provided, however, in no event shall such a risk be deemed to exist unless such percentage exceeds 15% at such time.

          (ii) Notwithstanding anything to the contrary set forth in Section 11.4(a)(i), if a Series D Exercise Notice has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series D Preferred Units for cash in an amount equal to the original Capital Contribution per Series D Preferred Unit and all accumulated and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series D Preferred Units for cash pursuant to this Section 11.4(a)(ii) by giving each holder of record of Series D Preferred Units notice of its election to redeem for cash, within five (5) Business Days after receipt of the Series D Exercise Notice, by telecopier (if possible) in accordance with Section 13.1 of the Partnership Agreement stating (i) the redemption date, which shall be no later than sixty (60) days following the receipt of the Series D Exercise Notice, (ii) the redemption price, (iii) the place or places where the Series D Preferred Units are to be surrendered for payment of the redemption price,
     (iv) that distributions on the Series D Preferred Units will cease to accrue on such redemption date, (v) that payment of the redemption price will be made upon presentation and surrender of the Series D Preferred Units and delivery of a duly executed certificate in the form attached hereto as Exhibit J-1 and (vi) the aggregate number of Series D Preferred Units to be redeemed, and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series D Preferred Units


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     that the total number of Series D Preferred Units held by such holder represents) (as nearly as possible without creating fractional units) of the aggregate number of Series D Preferred Units being redeemed.

          (iii) In the event an exchange of all or a portion of Series D Preferred Units pursuant to Section 11.4(a)(i) would violate the provisions on ownership limitation of the General Partner set forth in Article NINTH of the Charter, the General Partner shall give written notice thereof to each holder of record of Series D Preferred Units, within five (5) Business Days following receipt of the Series D Exercise Notice, by telecopier (if possible) in accordance with Section 13.1 of the Partnership Agreement. In such event, each holder of Series D Preferred Units shall be entitled to exchange a number of Series D Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article NINTH of the Charter and any Series D Preferred Units not so exchanged (the "Series D Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (i) the number of Series D Excess Units held by such holder, (ii) the redemption price of the Series D Excess Units, (iii) the date on which such Series D Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Series D Exercise Notice, (iv) the place or places where such Series D Excess Units are to be surrendered for payment of the redemption price, (v) that distributions on the Series D Excess Units will cease to accrue on such redemption date and (vi) that payment of the redemption price will be made upon presentation and surrender of such Series D Excess Units and delivery of a duly executed certificate in the form attached hereto as Exhibit J-1. In the event an exchange would result in Series D Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.9% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its Affiliates. For purposes of determining the number of Series D Excess Units under this Section 11.4(a)(iii), the "Ownership Limit" set forth in Article NINTH of the General Partner's Charter shall be deemed to be 0.8 percentage points less than the limit set forth in such Article NINTH.

          (iv) The redemption of Series D Preferred Units described in Section 11.4(a)(ii) and (iii) shall be subject to the provisions of Section 4.14(b)(i) and


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     Section 4.14(c)(ii); provided, however, that the term "Series D Redemption
     Price" in such Sections shall be read to mean the original Capital Contribution per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (v) All exchanges shall be in accordance with the attached Exhibit I.

          (vi) In the event of an exchange of Series D Preferred Units into shares of Series D Preferred Stock, the Series D Preferred Units shall no longer be outstanding and the General Partner shall receive a Series D Preferred Interest in exchange for the issuance of the Series D Preferred Stock.

     14. A new Section 13.7(d) is hereby added to the Partnership Agreement as follows:

          (d) The Series D Limited Partners shall have no voting or consent rights except for such matters as are required by California law or as set forth below. So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time
     (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series D Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Series D Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, but only to the extent such Series D Parity Preferred Units are authorized, created or increased solely for the purpose of issuance to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, (iii) amend any provision of this Section 13.7(d) or (iv) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation, sale or lease of all of the Partnership's assets as an entirety or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (a) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series D Preferred Units for other interests in such entity having substantially the same terms and rights as the Series D Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series D Preferred Units; and provided further that any increase in the amount of Partnership Interests or the authorization, creation or issuance of any other class or series of Partnership Interests, in each case ranking (a) junior to the Series D Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity to the Series D Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interest are not authorized, created or increased solely for the purpose of issuance to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     15. Exhibit B to the Partnership Agreement is hereby deleted in its entirety, and Exhibit B attached hereto is hereby inserted in the place thereof.

     16. Exhibit F to the Partnership Agreement is hereby amended to add the address for the Initial Series D Limited Partner that is set forth on Schedule 2 attached hereto.

     17. The Partnership Agreement is hereby amended by adding a new Exhibit I in the form attached to this Second Amendment.

     18. The Partnership Agreement is hereby amended by adding new Exhibits J-1 and J-2 in the forms attached to this Second Amendment.

     19. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed originals, and all of which taken together shall constitute one instrument. By executing this Second Amendment below, each signatory hereby agrees that a facsimile signature shall be deemed to have the same effect as an original signature.

     20. This Second Amendment shall be governed by and construed in conformity with the laws of the State of California.

     21. Except as specifically provided herein, the Partnership Agreement shall remain in full force and effect.

     22. To the extent that the Belair Contribution Agreement provides that the parties obligations thereunder shall survive the Closing (as defined in the Belair Contribution Agreement), such provisions of the Belair Contribution Agreement and the parties obligations thereunder shall not be merged into the provisions of this Second Amendment and shall survive the execution and delivery of this Second Amendment.

     23. Pursuant to Section 9.2 of the Partnership Agreement, the General Partner hereby consents to the pledge of the Series D Preferred Units by the Initial Series D Limited Partner pursuant to the Securities Account Agreement (the "Securities Account Agreement"), dated as of February 5, 1998, among Merrill Lynch International Bank Limited, Merrill Lynch Capital Services, Inc. and Investors Bank & Trust Company (collectively, the "Pledgees") and the Initial Series D Limited Partner. The General Partner also hereby consents to any Pledgee's assignment of their respective rights as secured party to any person each may designate upon the occurrence of an event of default (as defined in the Securities Account Agreement). Such pledge shall not give any Pledgee any rights as a holder of Series D Preferred Units until the Pledgee provides written notice to the General Partner that an event of default has occurred under the Securities Account Agreement and, in such event, as set forth in
Section 19.2 of the Partnership Agreement, such Pledgee shall be deemed an Assignee with respect to such Series D Preferred Units. Neither the Partnership nor the General Partner shall have any liability or obligation, matured, contingent or otherwise, to the Pledgees (i) under the Securities Account Agreement or (ii) with respect to the value or liquidity of the Series D Preferred Units or the Series D Preferred Stock.

     IN WITNESS WHEREOF, this Second Amendment is hereby entered into among the undersigned parties as of the Effective Date.

GENERAL PARTNER:                     SPIEKER PROPERTIES, INC., a Maryland
                                     corporation


                                     By:
                                        ---------------------------------
                                     Its:
                                         --------------------------------


NEW LIMITED PARTNER:                 BELAIR CAPITAL FUND LLC, a Massachusetts
                                     limited liability company

                                     By: Eaton Vance Management, as its Manager


                                     By: /s/ THOMAS OTIS
                                        ---------------------------------
                                     Name:  Thomas Otis
                                     Title: Vice President

     IN WITNESS WHEREOF, this Second Amendment is hereby entered into among the undersigned parties as of the Effective Date.

GENERAL PARTNER:                     SPIEKER PROPERTIES, INC., a Maryland
                                     corporation


                                     By: /s/ CRAIG G. VOUGHT
                                        ---------------------------------
                                     Its:  Craig G. Vought
                                           Executive Vice President
                                         --------------------------------


NEW LIMITED PARTNER:                 BELAIR CAPITAL FUND LLC, a Massachusetts
                                     limited liability company


                                     By:
                                        ---------------------------------
                                     Name:
                                     Title:

                                                  Schedule 1 to Second Amendment

                        Form of Series D Exercise Notice


To:  Spieker Properties, Inc.

     Reference is made to that certain Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P. dated as of April 20, 1998 (as amended, the "Partnership Agreement"), between Spieker Properties, Inc., a Maryland corporation, and the undersigned, governing that certain California limited partnership known as Spieker Properties, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Section 11.4 of the Partnership Agreement and Exhibit I to the Partnership Agreement, the undersigned, being a Series D Limited Partner, hereby elects to exercise its Series D Rights as to the number of Series D Preferred Units specified below:


Number of Series D Preferred Units:


                       ----------------------------------
                                  Printed Name

                      ------------------------------------
                                    Signature

                          ----------------------------
                                      Date

                                                  Schedule 2 to Second Amendment

                                     Address

                             Belair Capital Fund LLC
                           c/o Eaton Vance Management
                                24 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Mr. Alan Dynner
                           Telecopier: (617) 338-8054

                                    EXHIBIT B

                                   ALLOCATIONS


1.   Allocation of Net Income and Net Loss.

     (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

          (1) First, to the Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(1) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraphs 1(b)(3) and
(4) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest of such Partners);

          (2) Second, to the General Partner, the WCB Limited Partners and the Series D Limited Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(2) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(2) hereof for all prior periods;

          (3) Third, in equal priority, (x) to the General Partner until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(3), Subparagraph 1(a)(3) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Fourth Amendment thereto and Subparagraph 1(c)(1)(iii) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Third Amendment thereto equals the total amount of dividends paid on the Series A Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series A Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series B Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series B Cumulative Redeemable Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series C Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series C Cumulative Redeemable Preferred Stock issued and outstanding as of such date, (y) to the WCB Limited Partners until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(3) equals the total amount of distributions made to the WCB Limited Partners pursuant to Section 6.2(a)(i) of this Agreement and (z) to the Series D Limited Partners until the cumulative amount of Net Income allocated pursuant to this

Subparagraph 1(a)(3) equals the total amount of distributions made to the Series D Limited Partners pursuant to Section 6.2(a)(i) of this Agreement;

          (4) Fourth, to the General Partner on account of the Common B Interest and the Common C Interest, an amount equal to the sum of (x) $0.0625 per annum multiplied by the number of shares issued and outstanding of Class B Common Stock, plus (y) $0.05 per annum multiplied by the number of shares issued and outstanding of Class C Common Stock, prorated on a daily basis over each calendar year, and adjusted, as appropriate, to reflect any variance in the number of such shares issued and outstanding from time to time; and

          (5) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners holding Standard Partnership Units in accordance with their respective Standard Percentages.

     (b) Net Loss. Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

          (1) First, to the Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) in accordance with their respective Standard Percentages until the Capital Account balances of the Limited Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) are reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

          (2) Second, to the General Partner, the WCB Limited Partners (to the extent of their WCB Partnership Units) and the Series D Limited Partners (to the extent of their Series D Preferred Units), in proportion to their positive Capital Account balances, until their Capital Account balances have been reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

          (3) Thereafter, to the Partners holding Standard Partnership Units in accordance with their then Standard Percentages; and

          (4) Notwithstanding the preceding provisions of this Subparagraph 1(b), to the extent that any Net Loss allocated to a Partner under Subparagraph 1(b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.

     (c) Book-Up and Capital Account Adjustments. On any day on which Series A Preferred Stock is redeemed or converted into Common Stock or the Series B Cumulative Redeemable Preferred Stock is redeemed or the Series C Cumulative Redeemable Preferred Stock is redeemed or any WCB Partnership Units are converted into Standard Partnership Units, the Partnership may, in the discretion of the General Partner, adjust the Gross Asset Values of all Partnership assets to equal their respective gross fair market values and shall allocate the amount of such adjustment as Net Income or Net Loss pursuant to Paragraph 1(a) hereof.

2.   Special Allocations.

     Notwithstanding any provisions of Paragraph 1 of this Exhibit B, the following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704- 2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This Paragraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Paragraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(i)(4) and (j)(2). This Paragraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith.

Allocations pursuant to this Paragraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This Paragraph 2(c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

     (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

     (f) Curative Allocations. It is the intent of the Partnership that, to the extent possible, the Capital Account balances of the Partners be in the following relationship: (1) first, the Capital Account of the General Partner should be at least equal to $25.00 multiplied by the number of issued and outstanding shares of Series A Preferred Stock, Series B Cumulative Redeemable Preferred Stock and Series C Cumulative Redeemable Preferred Stock, the Capital Accounts of the WCB Limited Partners should be at least equal to the WCB Partnership Unit Issue Price multiplied by the number of issued and outstanding WCB Partnership Units and the Capital Accounts of the Series D Limited Partners should be at least equal to the Series D Preferred Unit Issue Price multiplied by the number of issued and outstanding Series D Preferred Units; and (2) second, the Limited Partners' (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) Capital Account balances and the General Partner's Capital Account balance in excess of the product described in clause
(1) above should be in proportion to their Standard Percentages. Thus, items of "book" income, gain, loss, and deduction shall be allocated among the Partners so that, to the extent possible, the resulting Partners' Capital Account balances bear this relationship. This Paragraph 2(f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under Subparagraph 1(b)(2) and this Paragraph 2 (save Subparagraphs 2(d) and (f) hereof).

     (g) Merit Plan. To the extent that the Partnership recognizes income or gain or is entitled to deduction, expense or loss with respect to transfers of interests pursuant to the Merit Plan, all such items shall be allocated among the Limited Partners in accordance with the Merit Plan.

3.   Tax Allocations.

     (a) Generally. Subject to Paragraphs 3(b) and (c) below, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

     (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied; provided, however, that the net amount of Tax Items allocated to each Partner shall be the same as if this Paragraph 3(a) did not exist. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

     (c) Allocations Respecting Section 704(c) and Revaluations. If any Partnership property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Partners and on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Regulations Section 1.704- 1(b)(4)(i), be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Partnership are taken into account in determining the Partners' share of tax items under Code Section 704(c). The General Partner is authorized to choose any reasonable method permitted by the Regulations pursuant to Code Section 704(c), including the "remedial" method, the "curative" method and the "traditional" method; provided that the General Partner agrees to use reasonable efforts to minimize the amount of taxable income in excess of book income allocated to the holders of the Series D Preferred Units.

     (d) Code Section 752 Specification. Pursuant to Regulations Section 1.752-3, the interest of the Partners holding Standard Partnership Units in Partnership profits for purposes of determining the Partners' shares of excess nonrecourse liabilities shall be their Standard Percentages.

                                    EXHIBIT I

                              SERIES D RIGHTS TERMS


     The Series D Rights shall be subject to the following terms and conditions:

     1. DELIVERY OF SERIES D EXERCISE NOTICES. Any one or more Series D Limited Partners possessing Series D Rights may deliver to the General Partner a Series D Exercise Notice pursuant to which such Series D Limited Partners elect to exercise their Series D Rights to convert all or any portion of their Series D Preferred Units into shares of Series D Preferred Stock.

     2. TIMING OF EXERCISE. The exchange of Series D Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Series D Exercise Notice by delivering certificates, if any, representing such Series D Preferred Units to be exchanged together with a duly executed certificate in the form attached hereto as Exhibit J-1 and, if applicable, written notice of exchange and a proper assignment of such Series D Preferred Units to the principal place of business of the General Partner set forth in Section 2.4 of the Partnership Agreement. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series D Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Series D Exchange Price shall have been paid. Any Series D Preferred Stock issued pursuant to this Exhibit I shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those granted or imposed upon the holder or provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

          (ii) In the event of an exchange of Series D Preferred Units in shares of Series D Preferred Stock, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series D Preferred Units tendered for exchange shall accumulate on the shares of the Series D Preferred Stock into which such Series D Preferred Units are exchanged. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series D Preferred Unit that was validly exchanged into Series D Preferred Stock pursuant to this section, receive a distribution out of Net Operating Cash Flow of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Net Operating Cash Flow with respect to the share of Series D Preferred Stock for which such Series D Preferred Unit was exchanged or redeemed.

          (iii) Fractional shares of Series D Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series D Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

     3. COMPUTATION OF CONSIDERATION. With respect to the exercise of Series D Rights, the consideration payable for the Series D Preferred Units shall be the issuance by the General Partner of the Series D Exchange Price. The Series D Exchange Price is subject to adjustment upon certain events, including, (i) subdivisions, combinations and reclassification of the Series D Preferred Stock, and (ii) distributions to all holders of Series D Preferred Stock of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash on the Series D Preferred Stock).

          (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series D Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of shares of Series D Preferred Stock or fraction thereof into which one Series D Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time unless the terms thereof are consistent with the foregoing.

     4. CLOSING. The closing of the exercise of the Series D Rights shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner. At such closing, the General Partner shall deliver a stock certificate or certificates representing the Series D Exchange Price and evidencing the Series D Preferred Stock to be issued and registered in the name of such Series D Limited Partner or its designee and such Series D Limited Partner shall deliver to the General Partner certificates or other instruments in form satisfactory to the General Partner evidencing such Series D Preferred Units together with a certificate in the form attached hereto as Exhibit J-2.

     5. COVENANT OF THE GENERAL PARTNER. To facilitate the General Partner's ability to fully perform its obligations hereunder, the General Partner covenants and agrees that at all times during the pendency of the Series D Rights, the General Partner shall reserve for issuance such number of shares of Series D Preferred Stock as may be necessary to enable the General Partner to issue such shares in exchange for all of the Series D Preferred Units held by Series D Limited Partners which are from time to time outstanding.

     6. SERIES D LIMITED PARTNER'S COVENANT. Each Series D Limited Partner covenants and agrees with the General Partner that all Series D Preferred Units tendered to the General Partner in accordance with the exercise of Series D Rights herein provided shall be delivered to the General Partner free and clear of all Liens, and should any Liens exist or arise with respect to such Series D Preferred Units, the General Partner shall be under no obligation to acquire the same. Each Series D Limited Partner further agrees that, in the event any state or local property transfer tax or sales tax is payable as a result of the transfer of its Series D Preferred Units to the General Partner (or its designee), such Series D Limited Partner shall assume and pay such transfer and/or sales tax.

                                   EXHIBIT J-1

                  FORM OF SERIES D LIMITED PARTNER CERTIFICATE
                                  (REDEMPTION)


     Reference is made to that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement of Spieker Properties, L.P., dated as of April 20, 1998 (as amended from time to time, the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Partnership Agreement.

     Pursuant to Section 4.14 of the Partnership Agreement, and in connection with the General Partner's delivery to the undersigned of the Series D Redemption Price, the undersigned hereby represents and warrants to the General Partner that the undersigned has the authority to sell, transfer and convey to the General Partner all of its right, title and interest in and to the Series D Preferred Units specified in the notice of redemption dated __________, ____ and that such Series D Preferred Units are being sold, transferred and conveyed to the General Partner free and clear of all Liens.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of this ____ day of _________, ____.

                                        BELAIR CAPITAL FUND LLC, a Massachusetts limited liability company

                                        By: Eaton Vance Management, its Manager


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT J-2

                  FORM OF SERIES D LIMITED PARTNER CERTIFICATE
                                (SERIES D RIGHTS)


     Reference is made to that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement of Spieker Properties, L.P., dated as of April 20, 1998 (as amended from time to time, the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Partnership Agreement.

     Pursuant to Section 11.4 of, and Exhibit I to, the Partnership Agreement, and in connection with the General Partner's delivery to the undersigned of the Series D Exchange Price, the undersigned hereby represents and warrants to the General Partner that the undersigned has the authority to sell, transfer and convey to the General Partner all of its right, title and interest in and to the Series D Preferred Units specified in the Series D Exercise Notice dated __________, ____ and that such Series D Preferred Units are being sold, transferred and conveyed to the General Partner free and clear of all Liens.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of this ____ day of _________, ____.

                                        BELAIR CAPITAL FUND LLC, a Massachusetts limited liability company

                                        By: Eaton Vance Management, its Manager


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       J-2